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                         CONRAD C. LYSIAK
                  Attorney and Counselor at Law
                      West 601 First Avenue
                            Suite 503
                   Spokane, Washington   99204
                          (509) 624-1475
                        FAX (509) 747-1770






                             CONSENT


          I HEREBY CONSENT to the inclusion of my name in connection with the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission as attorney for the Issuer, First American Scientific Corp., and to the reference to my firm under the subcaption "Opinion of Counsel."

          DATED this 24th day of June, 1996.

                              Yours truly,

                              /s/ Conrad C. Lysiak